Exhibit 23.1
                                                          ------------


                        Consent of Independent Auditors
                        --------------------------------


The Board of Directors
Polaroid Corporation



We consent to incorporation by reference in the registration statements on Form S-3 (Registration Statement No. 333-0791 and Registration Statement No. 33-44661), as amended as of the date hereof, of Polaroid Corporation of our audit report dated January 30, 1996 relating to the consolidated balance sheets of Polaroid Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity and related schedules for each of the years in the three year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Polaroid Corporation and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to a change in 1993 in the method of accounting for income taxes and for certain postretirement and postemployment benefits.


                                        /s/ KPMG Peat Marwick, LLP




Boston, Massachusetts
November 21, 1996